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                                                                      Exhibit 21


                              List of Subsidiaries
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
  Name of Subsidiary                                State (Jurisdiction) of Incorporation
  ------------------                                -------------------------------------
Legg Mason Wood Walker, Incorporated                           Maryland
Howard Weil Financial Corporation                              Louisiana
Howard, Weil, Labouisse, Friedrichs Incorporated (1)           Louisiana
Western Asset Management Company                               California
Legg Mason Real Estate Services, Inc.                          Pennsylvania
Legg Mason Merchant Banking, Inc.                              Maryland
Legg Mason Fund Adviser, Inc.                                  Maryland
Legg Mason Capital Management, Inc.                            Maryland
Legg Mason Realty Group, Inc.                                  Maryland
Legg Mason Mortgage Capital Corporation                        Maryland
Legg Mason Trust, fsb                                          USA
LM Financial Partners, Inc.                                    Maryland
Gray, Seifert & Co., Inc.                                      New York
Batterymarch Financial Management, Inc.                        Maryland
Orchard Financial Services, Inc.                               Maryland
Bartlett & Co.                                                 Ohio
Bartlett Real Estate, Inc. (2)                                 Ohio
Brandywine Asset Management, Inc.                              Delaware
Berkshire Asset Management, Inc.                               Maryland
LM Holdings Limited                                            England and Wales
Legg Mason Holdings Limited (3)                                England and Wales
Western Asset Management Company Limited (4)                   England and Wales
Legg Mason (UK) Holdings Plc (3)                               England and Wales
LeggMason Investors Holdings plc (5)                           England and Wales
LeggMason Investors Finance plc (6)                            England and Wales
LeggMason Investors Finance No. 2 plc (6)                      England and Wales
LeggMason Investors plc (6)                                    England and Wales
LeggMason Investors Asset Managers plc (7)                     England and Wales
Johnson Fry General Partner One Limited (7)                    England and Wales
LeggMason Investors Unit Trust Managers limited (8)            England and Wales
3040692 Nova Scotia Company                                    Canada
Legg Mason Canada Holdings Ltd. (9)                            Canada
Perigee Inc. (10)(11)                                          Canada
Perigee Investment Counsel Inc. (10)(12)                       Canada

______________________________
(1)  Subsidiary of Howard Weil Financial Corporation
(2)  Subsidiary of Bartlett & Co.
(3)  Subsidiary of LM Holdings Limited
(4)  Subsidiary of Legg Mason Holdings Limited
(5)  Subsidiary of Legg Mason (UK) Holdings plc
(6)  Subsidiary of LeggMason Investors Holdings plc
(7)  Subsidiary of LeggMason Investors plc
(8)  Subsidiary of Johnson Fry General Partner One Limited
(9)  Subsidiary of 3040692 Nova Scotia Company
(10) Acquired May 26, 2000
(11) Subsidiary of Legg Mason Canada Holdings Ltd.
(12) Subsidiary of Perigee Inc.